Exhibit 10.1
REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of March 9, 2022, to be effective as of the Closing (as defined below), is by and among Chesapeake Energy Corporation, an Oklahoma corporation (the “Company”), The Jan & Trevor Rees-Jones Revocable Trust, Rees-Jones Family Holdings, LP, Chief E&D Participants, LP, and Chief E&D (GP) LLC, and any Transferees thereof, that hold Registrable Securities (each individually, a “Holder” and collectively, the “Holders”).

RECITALS:

WHEREAS, this Agreement is being entered into pursuant to the Partnership Interest Purchase Agreement (the “Partnership Interest Purchase Agreement”), dated as of January 24, 2022, by and among, the Company, Chesapeake Appalachia, L.L.C., an Oklahoma limited liability company, The Jan & Trevor Rees-Jones Revocable Trust, a Texas revocable trust, Rees-Jones Family Holdings, LP, a Texas limited partnership, Chief E&D Participants, LP, a Texas limited partnership, and Chief E&D (GP) LLC, a Texas limited liability company;

WHEREAS, at the time of the closing of the transactions contemplated by the Partnership Interest Purchase Agreement (the “Closing”), the Company shall issue to the Holders 7,604,706 shares of Company Common Stock (the “Shares”) in the aggregate;

WHEREAS, this Agreement shall become effective as of the Closing; and

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, the parties hereby agree as follows:

ARTICLE I
DEFINITIONS

As used herein, the following terms shall have the following respective meanings:

“Adoption Agreement” means an Adoption Agreement in the form attached hereto as Exhibit A.

“Affiliate” means, as to any Person, any other Person who directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person. As used in this definition, the term “control,” including the correlative terms “controlling,” “controlled by” and “under common control with,” means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or any partnership or other ownership interest, by contract or otherwise) of a Person.

“Agreement” has the meaning set forth in the introductory paragraph.

“August 2021 Holders” means the holders that are party to the August 2021 Registration Rights Agreement.

“August 2021 Registration Rights Agreement” means the Registration Rights Agreement, dated as of August 10, 2021 by and among the Company and the other parties thereto.

“Board” means the board of directors of the Company.

“Business Day” means a day other than a day on which banks in the State of New York or the State of Delaware are authorized or obligated to be closed.

“Closing” has the meaning set forth in the recitals.

“Commission” means the Securities and Exchange Commission or any successor governmental agency.

“Company” has the meaning set forth in the introductory paragraph.

“Company Common Stock” means the common stock of the Company, par value $0.01 per share.

“Company Securities” has the meaning set forth in Section 2.4(c)(i).

“Company Underwritten Offering” has the meaning set forth in Section 2.4(a).

“Effectiveness Period” has the meaning set forth in Section 2.1(c).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“February 2021 Holders” means the holders that are party to the February 2021 Registration Rights Agreement.

“February 2021 Registration Rights Agreement” means the Registration Rights Agreement, dated as of February 9, 2021 by and among the Company and the other parties thereto.

“Financial Counterparty” has the meaning set forth in Section 2.6(a)(xiv).

“Holder(s)” has the meaning set forth in the introductory paragraph.

“Holder Underwritten Offering” has the meaning set forth in Section 2.2(a).

“Holder Underwritten Offering Request” has the meaning set forth in Section 2.2(a).

“Indemnified Party” has the meaning set forth in Section 3.3.

“Indemnifying Party” has the meaning set forth in Section 3.3.

“Lock-up Period” has the meaning set forth in Section 2.11(a).

“Losses” has the meaning set forth in Section 3.1.

“Managing Underwriter” means, with respect to any Underwritten Offering, the lead book-running manager(s) of such Underwritten Offering.

“Maximum Number of Shares” has the meaning set forth in Section 2.4(c).

“Opt-Out Notice” has the meaning set forth in Section 2.10.

“Partnership Interest Purchase Agreement” has the meaning set forth in the recitals.

“Permitted Transferees” means, with respect to any Holder, (i) any Affiliate of such Holder or (ii) any of the direct or indirect partners, members or beneficiaries of such Holder.

“Person” means any individual, partnership, limited liability company, corporation, joint stock company, trust, estate, joint venture, governmental entity, association or unincorporated organization, or any other form of business or professional entity.

“Piggyback Holders” has the meaning set forth in Section 2.4(a).

“Registrable Securities” means (a) the Shares and (b) any securities issued or issuable with respect to the Shares by way of conversion, concession, stock dividend or stock split or other distribution, recapitalization or reclassification, or in connection with any reorganization or other recapitalization, merger, consolidation or otherwise; provided, however, that a Registrable Security shall cease to be a Registrable Security when (i) a Registration Statement covering such Registrable Security has become effective under the Securities Act and such Registrable Security has been Transferred by the holder of such Registrable Security pursuant to such Registration Statement as a result of which the legend on any certificate or book-entry notation representing such Registrable Security restricting Transfer of such Registrable Security has been removed, (ii) such Registrable Security is Transferred pursuant to Rule 144 under the Securities Act or pursuant to any other exemption from the registration requirements of the Securities Act without volume limitations or other restrictions, (iii) such Registrable Security has ceased to be outstanding, (iv) or such Registrable Security has been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction or (v) such Registrable Security has been sold or disposed of in a transaction in which the Transferor’s rights under this Agreement are not assigned to the Transferee pursuant to Section 5.3.

“Registration Expenses” means all expenses incurred by the Company in complying with Article II, including, without limitation, (i) all registration and filing fees, (ii) printing expenses, (iii) fees and disbursements of independent public accountants for the Company incurred specifically in connection with such registration, (iv) fees and expenses (including reasonable and customary counsel fees) incurred in connection with complying with state securities or “blue sky” laws, (v) fees, costs and expenses (including reasonable and customary counsel fees) incurred by the Company related to any roadshows conducted in connection with the marketing of any Holder Underwritten Offering, (vi) fees of the Financial Industry Regulatory Authority, Inc. and (vii) fees of transfer agents and registrars, but excluding, in each case, any Selling Expenses.

“Registration Statement” means any registration statement of the Company filed or to be filed with the Commission under the Securities Act, including the related prospectus, amendments and supplements to such registration statement, and including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

“Requesting Holder” has the meaning set forth in Section 2.2(a).

“Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. References to any rule under the Securities Act shall be deemed to refer to any similar or successor rule or regulation.

“Selling Expenses” means all (a) underwriting fees, discounts and selling commissions allocable to the sale of Registrable Securities, (b) transfer taxes allocable to the sale of the Registrable Securities, (c) fees, costs and expenses (including reasonable and customary counsel fees) incurred by the Holders related to any roadshows conducted in connection with the marketing of any Holder Underwritten Offering and (d) fees and expenses of counsel engaged by any Holders (subject to Article III).

“Selling Holder” means a Holder selling Registrable Securities pursuant to a Registration Statement.

“Shares” has the meaning set forth in the recitals.

“Shelf Registration Statement” has the meaning set forth in Section 2.1(a).

“Suspension Period” has the meaning set forth in Section 2.3.

“Transfer” means any sale, assignment, transfer, conveyance, gift, pledge, distribution, hypothecation or other encumbrance or any other disposition, whether voluntary, involuntary by operation of law, whether effected directly or indirectly, or the entry into any legally binding contract, commitment or understanding with respect to any sale, assignment, transfer, conveyance, gift, pledge, distribution, hypothecation or other encumbrance or any other disposition, whether voluntary, involuntary or by operation of law, whether effected directly or indirectly, including, with respect to any capital stock or interests in capital stock, the entry into any swap or any contract, transaction or series of transactions that hedges or transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of such capital stock or interest in capital stock, whether any such swap, contract, transaction or series of transactions is to be settled by delivery of Company Securities, in cash or otherwise. “Transfers” or “Transferred” shall each have a correlative meaning. “Transfer,” when used as a verb, and “Transferee” and “Transferor” have correlative meanings.

“Underwritten Offering” means an offering (including an offering pursuant to a Shelf Registration Statement) in which shares of Company Common Stock are sold to an underwriter on a firm commitment basis for reoffering to the public.

“Underwritten Offering Filing” means (a) with respect to a Holder Underwritten Offering, a preliminary prospectus supplement (or prospectus supplement if no preliminary prospectus supplement is used) to the Shelf Registration Statement relating to such Holder Underwritten Offering, and (b) with respect to a Company Underwritten Offering, (i) a preliminary prospectus supplement (or prospectus supplement if no preliminary prospectus supplement is used) to an effective shelf registration statement (other than the Shelf Registration Statement) in which Registrable Securities could be included and Holders could be named as selling security holders without the filing of a post-effective amendment thereto (other than a post-effective amendment that becomes effective upon filing) or (ii) a Registration Statement (other than the Shelf Registration Statement), in each case relating to such Company Underwritten Offering.

“WKSI” means a well-known seasoned issuer (as defined in Rule 405 under the Securities Act).

ARTICLE II
REGISTRATION RIGHTS

Section 2.1    Shelf Registration Statement.

(a)    The Company shall, as soon as practicable after the Closing, but in any event within fifteen (15) calendar days after the Closing (or such later date as mutually agreed in writing by the Company and the Holders), file a Registration Statement (the “Shelf Registration Statement”), under the Securities Act to permit the public resale of the Registrable Securities by the Holders from time to time as permitted by Rule 415 under the Securities Act and shall use commercially reasonable efforts to cause such Registration Statement to become or be declared effective as soon as practicable after the filing thereof, including by filing an automatic shelf registration statement that becomes effective upon filing with the Commission in accordance with Rule 462(e) under the Securities Act to the extent the Company is then a WKSI. Following the effective date of the Shelf Registration Statement or when a supplement to any prospectus forming a part of the Shelf Registration Statement has been filed, the Company shall notify the Holders of the effectiveness of the Shelf Registration Statement.

(b)    The Shelf Registration Statement shall be on Form S-3 or, if Form S-3 is not then available to the Corporation, on Form S-1 or such other form of registration statement as is then available to effect a registration for resale of such Registrable Securities and shall contain a prospectus in such form as to permit any Holder to sell such Registrable Securities pursuant to Rule 415 under the Securities Act (or any successor or similar rule adopted by the Commission then in effect) at any time beginning on the effective date for the Shelf Registration Statement. The Shelf Registration Statement shall provide for the resale pursuant to any method or combination of methods legally available to the Holders and requested by the Holders.

(c)    The Company shall use commercially reasonable efforts to cause the Shelf Registration Statement to remain effective, and to be supplemented and amended to the extent necessary to ensure that the Shelf Registration Statement is available or, if not available, that another Registration Statement is available, for the resale of all the Registrable Securities by the Holders until all of the Registrable Securities have ceased to be Registrable Securities or the earlier termination of this Agreement (as to all Holders) pursuant to Section 5.2 (the “Effectiveness Period”).

(d)    When the Shelf Registration Statement is effective, (i) such Registration Statement (including the documents incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) in the case of any prospectus contained in the Shelf Registration Statement, such prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which such statements are made, not misleading.

Section 2.2    Holder Underwritten Offering Requests.

(a)    If the Holders elect to dispose of Registrable Securities under a Registration Statement pursuant to an Underwritten Offering and reasonably expects gross proceeds of at least $100 million from such Underwritten Offering, then the Company shall, at the request (a “Holder Underwritten Offering Request”) of such Holders (in such capacity, “Requesting Holders”), enter into an underwriting agreement, and perform its obligations thereunder, in a form as is customary in Underwritten Offerings of securities by the Company with the underwriter or underwriters selected pursuant to Section 2.2(b) and shall take all such other reasonable actions as are requested by the Managing Underwriter of such Underwritten Offering and the Requesting Holders to expedite or facilitate the disposition of such Registrable Securities (a “Holder Underwritten Offering”); provided, however, that the Company shall have no obligation to facilitate or participate in more than two Holder Underwritten Offerings during any 12-month period, and no more than one Holder Underwritten Offering in any 90-day period. Notwithstanding any other provision of this Agreement to the contrary, the Holders may not demand more than three Holder Underwritten Offerings in the aggregate.

(b)    A majority of the Requesting Holders shall select the underwriters in any Holder Underwritten Offering and shall determine the pricing of the shares of Company Common Stock offered pursuant to any Holder Underwritten Offering, the applicable underwriting discounts and commissions and the timing of any Holder Underwritten Offering.

Section 2.3    Delay and Suspension Rights. Notwithstanding any other provision of this Agreement, the Company may (a) delay filing or effectiveness of a Shelf Registration Statement (or any amendment thereto) or effecting a Holder Underwritten Offering or (b) suspend the Holders’ use of any prospectus that is a part of a Shelf Registration Statement upon written notice to each Holder whose Registrable Securities are included in such Shelf Registration Statement (provided that in no event shall such notice contain any material non-public information regarding the Company) (in which event such Holder shall discontinue sales of Registrable Securities pursuant to such Registration Statement but may settle any then-contracted sales of Registrable Securities), in each case for a period of up to 60 days, if the Board determines that (i) such delay or suspension is in the best interest of the Company and its stockholders generally due to a pending financing or other transaction involving the Company, including a proposed sale of shares of Company Common Stock pursuant to a registration of Company Securities, (ii) such registration or offering would render the Company unable to comply with applicable securities laws or (iii) such registration offering would require disclosure of material information that the Company has a bona fide business purpose for preserving as confidential (any such period, a “Suspension Period”); provided, however, that in no event shall any Suspension Periods collectively exceed an aggregate of 105 days in any twelve-month period. For the purposes of calculating the number of days of one or more Suspension Periods under this Section 2.3, such number shall include any number of days during the applicable period during which the Holders were obligated to discontinue their disposition of Registrable Securities pursuant to Section 2.6(b) of this Agreement.

Section 2.    Piggyback Registration Rights.

(a)    Subject to Section 2.4(c), if the Company at any time proposes to file an Underwritten Offering Filing for a Company Underwritten Offering of shares of Company Common Stock for its own account (a “Company Underwritten Offering”), it will give written notice of such Company Underwritten Offering to each Holder, which notice shall be held in strict confidence by such Holders and shall include the anticipated filing date of the Underwritten Offering Filing and, if known, the number of shares of Company Common Stock that are proposed to be included in such Company Underwritten Offering, and of such Holders’ rights under this Section 2.4(a). Such notice shall be given promptly (and in any event at least five Business Days before the filing of the Underwritten Offering Filing or two Business Days before the filing of the Underwritten Offering Filing in connection with a bought or overnight Underwritten Offering). Each such Holder shall then have four Business Days (or one Business Day in the case of a bought or overnight Underwritten Offering) after the date on which the Holders received notice pursuant to this Section 2.4(a) to request inclusion of Registrable Securities in the Company Underwritten Offering (which request shall specify the maximum number of Registrable Securities intended to be disposed of by such Holder and such other information as is reasonably required to effect the inclusion of such Registrable Securities) (any such Holder making such request, a “Piggyback Holders”). If no request for inclusion from a Holder is received within such period, such Holder shall have no further right to participate in such Company Underwritten Offering. Subject to Section 2.4(c), the Company shall use its commercially reasonable efforts to include in the Company Underwritten Offering all Registrable Securities that the Company has been so requested to include by the Piggyback Holders; provided, however, that if, at any time after giving written notice of a proposed Company Underwritten Offering pursuant to this Section 2.4(a) and prior to the execution of an underwriting agreement with respect thereto, the Company or such other Persons who have or have been granted registration rights, as applicable, shall determine for any reason not to proceed with or to delay such Company Underwritten Offering, the Company shall give written notice of such determination to the Piggyback Holders (which such Holders will hold in strict confidence) and (i) in the case of a determination not to proceed, shall be relieved of its obligation to include any Registrable Securities in such Company Underwritten Offering (but not from any obligation of the Company to pay the Registration Expenses in connection therewith), and (ii) in the case of a determination to delay, shall be permitted to delay inclusion of any Registrable Securities for the same period as the delay in including the shares of Company Common Stock to be sold for the Company’s account or for the account of such other Persons who have or have been granted registration rights, as applicable.

(b)    Each Selling Holder shall have the right to withdraw its request for inclusion of its Registrable Securities in any Company Underwritten Offering at any time prior to the launch of an offering; upon written notification to the Company and the underwriters (if any) of the Selling Holder’s intention to withdraw from such Piggyback Registration prior to the launch of an offering; further any Holder may elect not to be notified of any Company Underwritten Offering by delivering an Opt-Out Notice to the Company in writing requesting that such Holder not receive notice from the Company of any proposed Company Underwritten Offering; provided, however, that such Holder may later revoke any such Opt-Out Notice in writing.

(c)    If the Managing Underwriter of the Company Underwritten Offering shall inform the Company of its belief that the number of Registrable Securities requested to be included in such Company Underwritten Offering, when added to the number of shares of Company Common Stock proposed to be offered by the Company or such other Persons who have or have been granted registration rights (and any other shares of Company Common Stock requested to be included by any other Persons having registration rights on parity with the Piggyback Holders with respect to such offering), would materially adversely affect such offering, then the Company shall include in such Company Underwritten Offering, to the extent of the total number of securities which the Company is so advised can be sold in such offering without so materially adversely affecting such offering (the “Maximum Number of Shares”), shares of Company Common Stock in the following priority:

(i)    First, all shares of Company Common Stock that the Company proposes to include for its own account (the “Company Securities”);

(ii)    Second, if the Company Underwritten Offering is for the account of the Company, to the extent that the number of Company Securities is less than the Maximum Number of Shares, or if the Company Underwritten Offering is for the account of any other Persons who have or have been granted registration rights, the shares of Company Common Stock requested to be included by the February 2021 Holders, if any, pro rata among the February 2021 Holders;

(iii)    Third, if the Company Underwritten Offering is for the account of the Company, to the extent that the number of Company Securities is less than the Maximum Number of Shares, or if the Company Underwritten Offering is for the account of any other Persons who have or have been granted registration rights, the shares of Company Common Stock requested to be included by the Piggyback Holders, the August 2021 Holders and holders of any other shares of Company Common Stock requested to be included by Persons having rights of registration on parity with the Piggyback Holders with respect to such offering, pro rata among the Piggyback Holders and such other holders based on the number of shares of Company Common Stock each requested to be included; and

(iv)    Fourth, other securities requested to be included, if any, pro rata among the holders of such other securities.

(d)    The Company shall select the underwriters in any Company Underwritten Offering and shall determine the pricing of the shares of Company Common Stock offered pursuant to any Company Underwritten Offering, the applicable underwriting discounts and commissions and the timing of any such Company Underwritten Offering.

Section 2.5    Participation in Underwritten Offerings.

(a)    In connection with any Underwritten Offering contemplated by Sections 2.2 or 2.4, the underwriting agreement into which each Selling Holder and the Company shall enter into shall contain such representations, covenants, indemnities (subject to Article III) and other rights and obligations as are customary in Underwritten Offerings of securities by the Company; provided, that the Company shall not be required to make any representations or warranties with respect to written information specifically provided by a Selling Holder for inclusion in the applicable Registration Statement. No Selling Holder shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Selling Holder’s authority to enter into such underwriting agreement and to sell, and its ownership of and title to, the securities being registered on its behalf, its intended method of distribution and any other representation required by law.

(b)    Any participation by Holders in a Company Underwritten Offering shall be in accordance with the plan of distribution of the Company.

(c)    No Holder shall be entitled to sell any Registrable Securities in connection with any Company Underwritten Offering in which such Holder elects to include Registrable Securities pursuant to Section 2.4, unless such Holder (i) supplies any information reasonably requested by the Company in connection with the preparation of a Registration Statement and/or any other documents relating to such registered offering, (ii) executes and delivers all agreements and other documents and instruments being executed by all holders on substantially the same terms reasonably requested by the Company or the Managing Underwriter, as applicable, to effectuate such registered offering, including, without limitation, underwriting agreements (subject to Section 2.5(a)), custody agreements, questionnaires, indemnities, powers of attorney, lock-ups and “hold back” agreements, and (iii) agrees not to sell or purchase any securities of the Company, as applicable, for the same period of time following the registered offering as is agreed to by the Company and the other participating holders, and further agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the Transfer of securities of the Company beneficially owned or owned of record by such Holder during such period.

(d)    If the Company or Managing Underwriter, as applicable, requests that the Holders take any of the actions referred to in Section 2.5(c), the Holders shall take such action promptly but in any event within three Business Days following the date of such request.

Section 2.6    Registration Procedures.

(a)    In connection with its obligations under this Article II, the Company will:

(i)    promptly prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such Registration Statement;

(ii)    if applicable, use commercially reasonable efforts to register or qualify all Registrable Securities and other securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions as each Holder thereof shall reasonably request, to keep such registration or qualification in effect for so long as such Registration Statement remains in effect, and to take any other action which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such seller, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this clause (ii) be obligated to be so qualified or to consent to general service of process in any such jurisdiction;

(iii)    in connection with an Underwritten Offering, use all commercially reasonable efforts to provide to each Holder, on the date that shares of Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters by the Company in an underwritten public offering, addressed to the underwriters, (ii) a letter dated as of such date, from the independent public accountants of the Company, in form and substance as is customarily given by independent public accountants to underwriters in an underwritten public offering, addressed to the underwriters and (iii) an engineers’ reserve report letter as of such date, from the independent petroleum engineers of the Company, in form and substance as is customarily given by independent petroleum engineers to underwriters in an underwritten public offering, addressed to the underwriters;

(iv)    promptly notify each Holder, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and at the request of any such seller promptly prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(v)    promptly notify each Holder and any underwriters of the notification to the Company by the Commission of its initiation of any proceeding with respect to the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, and in the event of the issuance of any stop order suspending the effectiveness of such Registration Statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Securities included in such Registration Statement for sale in any jurisdiction, use its reasonable best efforts to obtain promptly the withdrawal of such order;

(vi)    promptly notify each Holder and any underwriters of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction;

(vii)    otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;

(viii)    make available to each Holder (i) promptly after the same is prepared and publicly distributed, filed with the Commission, or received by the Company, one copy of each Registration Statement and any amendment thereto, each preliminary prospectus and prospectus and each amendment or supplement thereto, each letter written by or on behalf of the Company to the Commission or the staff of the Commission (or other governmental agency or self-regulatory body or other body having jurisdiction, including any domestic or foreign securities exchange), and each item of correspondence from the Commission or the staff of the Commission (or other governmental agency or self-regulatory body or other body having jurisdiction, including any domestic or foreign securities exchange), in each case relating to such Registration Statement, and (ii) such number of copies of each prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as any Holder or any underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities. The Company will promptly notify the Holders of the effectiveness of each Registration Statement or any post-effective amendment or the filing of any supplement or amendment to such Registration Statement or of any prospectus supplement. The Company will promptly respond to any and all comments received from the Commission, with a view towards causing each Registration Statement or any amendment thereto to be declared effective by the Commission as soon as practicable and shall file an acceleration request, if necessary, as soon as practicable following the resolution or clearance of all Commission comments or, if applicable, following notification by the Commission that any such Registration Statement or any amendment thereto will not be subject to review;

(ix)    take no direct or indirect action prohibited by Regulation M under the Exchange Act; provided, that, to the extent that any prohibition is applicable to the Company, the Company will take all reasonable action to make any such prohibition inapplicable;

(x)    provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such Registration Statement from and after a date not later than the effective date of such Registration Statement;

(xi)    cause all Registrable Securities covered by such Registration Statement to be listed on a national securities exchange or trading system (if any) and on any securities exchange on which the Company Common Stock is then listed;

(xii)    if requested by the Holders, cooperate with the Holders and the Managing Underwriter (if any) to facilitate the timely preparation and delivery of certificates (which shall not bear any restrictive legends unless required under applicable law) representing securities sold under the Registration Statement, and enable such securities to be in such denominations and registered in such names as such Holders or the Managing Underwriter (if any) may request and keep available and make available to the Company’s transfer agent prior to the effectiveness of such Registration Statement a supply of such certificates;

(xiii)    enter into such customary agreements and take such other actions as the Holders shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, in the case of a Holder Underwritten Offering or Company Underwritten Offering, to agree, and to cause its directors and “executive officers” (as defined under Section 16 of the Exchange Act) to agree, to such “lock-up” arrangements for up to 30 days with the underwriters thereof to the extent reasonably requested by the Managing Underwriters, subject to exceptions for permitted sales by directors and executive officers during such period consistent with underwritten offerings previously conducted by the Company); and

(xiv)    in connection with any transaction or series of anticipated transactions (a) effected pursuant to the Shelf Registration Statement, (b) with reasonably anticipated gross proceeds in excess of $150 million or involving Registrable Securities having a fair market value in excess of $150 million and (c) involving a broker, agent, counterparty, underwriter, bank or other financial institution (“Financial Counterparty”), to the extent reasonably requested by the Financial Counterparty in order to engage in the proposed transaction, the Company will use its commercially reasonable efforts to cooperate with the Holders to allow the Financial Counterparty to conduct customary “underwriter’s due diligence” with respect to the Company.

(b)    Each Holder agrees by acquisition of such Registrable Securities that upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.6(a)(iv) or Section 2.6(a)(v), such Holder will forthwith discontinue such Holder’s disposition of Registrable Securities pursuant to the Registration Statement until such Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.6(a)(iv) or Section 2.6(a)(v), as applicable, as filed with the Commission or until it is advised in writing by the Company that the use of such Registration Statement may be resumed, and, if so directed by the Company, will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, then in such Holder’s possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice. The Company may provide appropriate stop orders to enforce the provisions of this Section 2.6(b).

Section 2.7    Cooperation by Holders. The Company shall have no obligation to include Registrable Securities of a Holder in any Registration Statement or Underwritten Offering if such Holder fails to timely furnish such information that the Company determines, after consultation with its counsel, is reasonably required for any registration statement or prospectus supplement, as applicable, to comply with the Securities Act.

Section 2.8    Expenses. The Company shall be responsible for all Registration Expenses incident to its performance of or compliance with its obligations under this Article II. Each Selling Holder shall pay its pro rata share of all Selling Expenses in connection with any sale of its Registrable Securities hereunder.

Section 2.9    Other Registration Rights. From and after the Closing, the Company shall not, without the prior written consent of the Holders, enter into any agreement with any current or future holder of any securities of the Company (other than the February 2021 Holders) that would allow such current or future holder to require the Company to include securities in any registration statement filed by the Company for the Holders on a basis other than pari passu with, or expressly subordinate to, the piggyback rights of the Holders hereunder; provided, that in no event shall the Company enter into any agreement that would provide another holder of securities of the Company the right to participate in a Holder Underwritten Offering.

Section 2.10    Opt-Out Notices. Any Holder may deliver written notice (an “Opt-Out Notice”) to the Company requesting that such Holder not receive notice from the Company of the proposed filing of any Holder Underwritten Offering, Company Underwritten Offering, the withdrawal of any Holder Underwritten Offering or Company Underwritten Offering or any event that could lead to a Suspension Period, in which case the Company shall not be required to provide such notice(s); provided, however, that such Holder may later revoke any such Opt-Out Notice in writing.

Section 2.11    Lock-up Restrictions.

(a)    Except as permitted by Section 2.11(b), for a period of 90 days from the date of the Closing (the “Lock-up Period”), no Holder (which, for the avoidance of doubt, shall include any Transferee thereof) shall Transfer any Registrable Securities beneficially owned or owned of record by such Holder (including securities held as a custodian), except to a Permitted Transferee.

(b)    Notwithstanding the provisions set forth in Section 2.11(a), Transfers of Registrable Securities beneficially owned or owned of record by a Holder are permitted (i) by virtue of the governing documents of such Holder or by virtue of the laws of the jurisdiction of formation of such Holder upon such Holder’s dissolution; and (ii) in the event of the Company’s liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Company Common Stock for cash, securities or other property.

(c)    Each Holder hereby represents and warrants that it now has, and except as contemplated by this Section 2.11(c), for the duration of the applicable Lock-up Period will have, good and marketable title to its Registrable Securities, free and clear of all liens, encumbrances, and claims that could impact the ability of such Holder to comply with the foregoing restrictions. Each Holder agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the Transfer of securities of the Company beneficially owned or owned of record by such Holder during the Lock-up Period.

ARTICLE III
INDEMNIFICATION AND CONTRIBUTION

Section 3.1    Indemnification by the Company. The Company will indemnify and hold harmless each Selling Holder, its officers and directors and each Person (if any) that controls such Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities, costs and expenses (including attorneys’ fees) (“Losses”) caused by, arising out of, resulting from or related to any untrue statement or alleged untrue statement of a material fact (a) contained in any Registration Statement relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (b) included in any prospectus relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided, however, that such indemnity shall not apply to that portion of such Losses caused by, or arising out of, any untrue statement, or alleged untrue statement or any such omission or alleged omission, to the extent such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of such Holder expressly for use therein.

Section 3.2    Indemnification by the Holders. The Holders agree to indemnify and hold harmless the Company, its officers and directors and each Person (if any) that controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all Losses caused by, arising out of, resulting from or related to any untrue statement or alleged untrue statement of a material fact (a) contained in any Registration Statement relating to Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (b) included in any prospectus relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, only to the extent such statement or omission was made in reliance upon and in conformity with information furnished in writing by or on behalf of such Holder expressly for use in any Registration Statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus.

Section 3.3    Indemnification Procedures. In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to Section 3.1 or 3.2, such Person (the “Indemnified Party”) shall promptly notify the Person against whom such indemnity may be sought (the “Indemnifying Party”) in writing (provided that the failure of the Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Article III, except to the extent the Indemnifying Party is actually prejudiced by such failure to give notice), and the Indemnifying Party shall be entitled to participate in such proceeding and, unless in the reasonable opinion of outside counsel to the Indemnified Party a conflict of interest between the Indemnified Party and Indemnifying Party may exist in respect of such claim, to assume the defense thereof jointly with any other Indemnifying Party similarly notified, to the extent that it chooses, with counsel reasonably satisfactory to such Indemnified Party, and after notice from the Indemnifying Party to such Indemnified Party that it so chooses, the Indemnifying Party shall not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that (a) if the Indemnifying Party fails to assume the defense or employ counsel reasonably satisfactory to the Indemnified Party, (b) if such Indemnified Party who is a defendant in any action or proceeding which is also brought against the Indemnifying Party reasonably shall have concluded that there may be one or more legal defenses available to such Indemnified Party which are not available to the Indemnifying Party or (c) if representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct then, in any such case, the Indemnified Party shall have the right to assume or continue its own defense as set forth above (but with no more than one firm of counsel for all Indemnified Parties in each jurisdiction, except to the extent any Indemnified Party reasonably shall have concluded that there may be legal defenses available to such party or parties which are not available to the other Indemnified Parties or to the extent representation of all Indemnified Parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct) and the Indemnifying Party shall be liable for any expenses therefor. No Indemnifying Party shall, without the written consent of the Indemnified Party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the Indemnified Party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the Indemnified Party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any Indemnified Party.

Section 3.4    Contribution.

(a)    f the indemnification provided for in this Article III is unavailable to an Indemnified Party in respect of any Losses in respect of which indemnity is to be provided hereunder, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall to the fullest extent permitted by law contribute to the amount paid or payable by such Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of such party in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company (on the one hand) and a Holder (on the other hand) shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(b)    The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Article III were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 3.4(a). The amount paid or payable by an Indemnified Party as a result of the Losses referred to in Section 3.4(a) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Article III, no Holder shall be liable for indemnification or contribution pursuant to this Article III for any amount in excess of the net proceeds of the offering received by such Holder, less the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

ARTICLE IV
RULE 144

With a view to making available the benefits of certain rules and regulations of the Commission that may permit the resale of the Registrable Securities without registration, the Company agrees to use its commercially reasonable efforts to:

(a)    make and keep public information regarding the Company available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after the Closing;

(b)    file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at all times from and after the Closing; and

(c)    until the one-year anniversary of this Agreement and upon the reasonable written request of a Holder owning any Registrable Securities, furnish a written statement of the Company as to whether it has complied with the reporting requirements of Rule 144 under the Securities Act.

ARTICLE V
MISCELLANEOUS

Section 5.1    Effectiveness. This Agreement shall not become effective until the Closing and shall thereafter be effective until terminated in accordance with the terms of this Agreement. In the event that the Partnership Interest Purchase Agreement is terminated prior to the consummation of the transactions contemplated thereby, this Agreement and all the terms hereunder shall also terminate, regardless of any other provisions set forth in this Agreement.

Section 5.2    Termination. After effectiveness in accordance with Section 5.1, this Agreement shall terminate, and the parties shall have no further rights or obligations hereunder on the date when there shall no longer be any Registrable Securities outstanding.

Section 5.3    Transfer of Rights. The rights to registration and other rights under this Agreement may be assigned to a Transferee of Registrable Securities if (a) such Holder shall give the Company written notice prior to the time of such assignment stating the name and address of the Transferee and identifying the securities with respect to which the rights under this Agreement are being assigned; (b) such Transferee has delivered to the Company a duly executed Adoption Agreement; (c) such Registrable Securities remain Registrable Securities following such assignment; and (d) immediately following such assignment the further disposition of such securities by such Transferee shall be restricted to the extent set forth under applicable law. For the avoidance of doubt, no assignment by any Holder of such Holder’s rights, duties and obligations hereunder shall be binding upon or obligate the Company unless and until the Company shall have received (i) written notice of such assignment in accordance with Section 5.8 and (ii) a duly executed Adoption Agreement from such Transferee. Any Transfer or assignment made other than as provided in this Section 5.3 shall be null and void.

Section 5.4    Severability. If any provision of this Agreement shall be determined to be illegal and unenforceable by any court of law, the remaining provisions shall be severable and enforceable in accordance with their terms.

Section 5.5    Governing Law; Waiver of Jury Trial.

(a)    This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws that would direct the application of the laws of another jurisdiction.

(b)    THE PARTIES HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY AGAINST ANOTHER IN ANY MATTER WHATSOEVER ARISING OUT OF OR IN RELATION TO OR IN CONNECTION WITH THIS AGREEMENT. FURTHER, NOTHING HEREIN SHALL DIVEST A COURT OF COMPETENT JURISDICTION OF THE RIGHT AND POWER TO GRANT A TEMPORARY RESTRAINING ORDER, TO GRANT TEMPORARY INJUNCTIVE RELIEF, OR TO COMPEL SPECIFIC PERFORMANCE OF ANY DECISION OF AN ARBITRAL TRIBUNAL MADE PURSUANT TO THIS PROVISION.

Section 5.6    Adjustments Affecting Registrable Securities. The provisions of this Agreement shall apply to any and all shares of capital stock of the Company or any successor or assignee of the Company (whether by merger, consolidation, division, sale of assets or otherwise) which may be issued in respect of, in exchange for or in substitution for Registrable Securities, by reason of any stock dividend, split, reverse split, combination, recapitalization, reclassification, merger, consolidation, division or otherwise in such a manner and with such appropriate adjustments as to reflect the intent and meaning of the provisions hereof and so that the rights, privileges, duties and obligations hereunder shall continue with respect to the capital stock of the Company as so changed.

Section 5.7    Binding Effects; Benefits of Agreement. This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns and each Holder and its successors and assigns. Except as provided in Section 5.3, neither this Agreement nor any of the rights, benefits or obligations hereunder may be assigned or transferred, by operation of law or otherwise, by any Holder without the prior written consent of the Company.

Section 5.8    Notices. All notices or other communications which are required or permitted hereunder shall be in writing and shall be deemed to have been given if (a) personally delivered, (b) sent by nationally recognized overnight courier, (c) sent by registered or certified mail, postage prepaid, return receipt requested, or (d) sent by email. Such notices and other communications must be sent to the following addresses or email addresses:

(a)    If to the Company, to:

CHESAPEAKE ENERGY CORPORATION
6100 North Western Ave.
Oklahoma City, Oklahoma 73118
Attention: Benjamin E. Russ
E-mail: ben.russ@chk.com

with copies (which shall not constitute notice) to:

SHEARMAN & STERLING LLP
800 Capitol, Suite 2200
Houston, Texas 77002
Attention: Jeremy Kennedy; Bill Nelson
E-mail: Jeremy.Kennedy@Shearman.com; Bill.Nelson@Shearman.com

(b)    If to the Holders, to:

CHIEF OIL & GAS LLC
8111 Westchester Drive, Suite 900
Dallas, Texas 75225
Attn: Justin Clarke, Senior Vice President and General Counsel
Email: jclarke@chiefog.com

with copies (which shall not constitute notice) to:

GIBSON, DUNN & CRUTCHER LLP
811 Main Street, Suite 3000
Houston, Texas 77002
Attn: Michael P. Darden; Jeffrey A. Chapman
Email: mpdarden@gibsondunn.com; jchapman@gibsondunn.com

or to such other address or email address as the party to whom notice is to be given may have furnished to such other party in writing in accordance herewith. Any such communication shall be deemed to have been received (a) when delivered, if personally delivered, (b) the next Business Day after delivery, if sent by nationally recognized, overnight courier, (c) on the second Business Day following the date on which the piece of mail containing such communication is posted, if sent by first-class mail or (d) on the date sent, if sent by email during normal business hours of the recipient or on the next Business Day, if sent by email after normal business hours of the recipient.

Section 5.9    Modification; Waiver. This Agreement may be amended, modified or supplemented only by a written instrument duly executed by the Company and the Holders of a majority of the Registrable Securities. No course of dealing between the Company and the Holders (or any of them) or any delay in exercising any rights hereunder will operate as a waiver of any rights of any party to this Agreement. The failure of any party to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

Section 5.10    Entire Agreement. Except as otherwise expressly provided herein, this Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings of the parties in connection therewith.

Section 5.11    Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts taken together shall constitute but one agreement.

[signature page follows]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed by its undersigned duly authorized representative as of the date first written above.

CHESAPEAKE ENERGY CORPORATION

By:	/s/ Benjamin E. Russ
Name:	Benjamin E. Russ
Title:	Executive Vice President, General
Counsel and Corporate Secretary

SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

THE JAN & TREVOR REES-JONES REVOCABLE TRUST

By:	/s/ Trevor D. Rees-Jones
Name:	Trevor D. Rees-Jones
Title:	Co-Trustee

By:	/s/ Janice M. Rees-Jones
Name:	Janice M. Rees-Jones
Title:	Co-Trustee

REES-JONES FAMILY HOLDINGS, LP

By:	R-J (GP) Capital LLC, its general partner

By:	/s/ Trevor D. Rees-Jones
Name:	Trevor D. Rees-Jones
Title:	President

CHIEF E&D PARTICIPANTS, LP

By:	Chief E&D (GP) LLC, its general partner

By:	/s/ Trevor D. Rees-Jones
Name:	Trevor D. Rees-Jones
Title:	President and CEO

CHIEF E&D (GP) LLC

By:	/s/ Trevor D. Rees-Jones
Name:	Trevor D. Rees-Jones
Title:	President and CEO

SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

EXHIBIT A

ADOPTION AGREEMENT

This Adoption Agreement (“Adoption Agreement”) is executed by the undersigned transferee (“Transferee”) pursuant to the terms of the Registration Rights Agreement (as amended from time to time, the “Registration Rights Agreement”), dated as of March 9, 2022, among Chesapeake Energy Corporation, an Oklahoma corporation (the “Company”), The Jan & Trevor Rees-Jones Revocable Trust, Rees-Jones Family Holdings, LP, Chief E&D Participants, LP, and Chief E&D (GP) LLC, and any Transferees thereof, that hold Registrable Securities (the “Holders”). Terms used and not otherwise defined in this Adoption Agreement have the meanings set forth in the Registration Rights Agreement.

By the execution of this Adoption Agreement, the Transferee agrees as follows:

1.    Acknowledgement. Transferee acknowledges that Transferee is acquiring certain shares of Company Common Stock subject to the terms and conditions of Registration Rights Agreement, among the Company and the Holders.

2.    Agreement. Transferee (a) agrees that the shares of Company Common Stock acquired by Transferee shall be bound by and subject to the terms of the Registration Rights Agreement, pursuant to the terms thereof, and (b) hereby adopts the Registration Rights Agreement with the same force and effect as if he, she or it were originally a party thereto.

3.    Notice. Any notice required as permitted by the Registration Rights Agreement shall be given to Transferee at the address listed below Transferee’s signature.

4.    Joinder. The spouse of the undersigned Transferee, if applicable, executes this Adoption Agreement to acknowledge its fairness and that it is in such spouse’s best interest, and to bind such spouse’s community interest, if any, in the shares of Company Common Stock and other securities referred to above and in the Registration Rights Agreement, to the terms of the Registration Rights Agreement.

Signature:

Address:

Contact Person:

Telephone Number:

Email: